AMENDMENT TO CREDIT AGREEMENT

THIS AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of September 21, 2020 (the “Effective Date”), is made by and among FACTSET RESEARCH SYSTEMS INC. (the “Borrower”), PNC BANK, NATIONAL ASSOCIATION, as the Administrative Agent, and the LENDERS party hereto, with respect to that certain Credit Agreement, dated as of March 29, 2019 (the “Credit Agreement Date”), by and between the Borrower, the Administrative Agent, the Lenders party thereto and the Guarantors party thereto (as amended, restated, modified and otherwise supplemented from time to time, the “Credit Agreement”).

W I T N E S S E T H:

WHEREAS, the Borrower has requested, and the Administrative Agent and Lenders signatory hereto have agreed, to amend certain provisions of the Credit Agreement as further described herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

§1. Definitions. Capitalized terms used herein without definition that are defined in the Credit Agreement shall have the same meanings herein as therein.

§2. Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and Lenders that all of the representations and warranties made by the Borrower in the Credit Agreement or any other Loan Document are true in all material respects (without duplication of any materiality standard set forth in any such representation or warranty) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (without duplication of any materiality standard set forth in any such representation or warranty) as of such earlier date, and except that the representations and warranties contained in Sections 6.5(a) and (b) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 8.1 and 8.2, respectively, of the Credit Agreement.

§3. Conditions Precedent. The effectiveness of the amendments set forth in §4 of this Amendment shall be subject to the satisfaction of each of the following conditions precedent:

(a) Representations and Warranties. All of the representations and warranties made by the Borrower herein, whether directly or incorporated by reference, shall be true and correct in all material respects on and as of the Effective Date except as provided in §2 hereof.

(b) No Default. There shall exist no Default on and as of the Effective Date.

(c)     Legal Fees. In accordance with Section 12.3 of the Credit Agreement, the Borrower shall have paid all reasonable and documented fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) in connection with the preparation, negotiation, execution and delivery of this Amendment to the extent invoiced on or prior to the Effective Date (and if not so invoiced, the Borrower shall pay same upon later invoicing).

(d)      Delivery of this Amendment. The Borrower, the Administrative Agent and the Required Lenders shall have executed and delivered this Amendment.

§4.     Amendments to the Credit Agreement. Effective as of the Effective Date, the Credit Agreement is hereby amended as follows:

(a)      Section 1.1 of the Credit Agreement. The following definition is hereby added to Section 1.1 of Credit Agreement to appear in the proper alphabetical order:

“Minority Owned Venture means any Investment in a Person that is not a Subsidiary.”

(b)      Section 9.2(c)(iv) of the Credit Agreement. Section 9.2(c)(iv) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(iv) so long as no Potential Default has occurred and is continuing or would result             from such Investment, additional Investments by the Borrower in its Subsidiaries and in Minority Owned Ventures.”

(c) Schedule 6.13 to the Credit Agreement. Schedule 6.13 to the Credit Agreement is hereby amended to include under subsection (b) thereof reference to the following Minority Owned Ventures, which were in effect as of the Credit Agreement Date, as if such Minority Owned Ventures were included in such Schedule as of the Credit Agreement Date:

“(i)     Quantopian Inc. – $15,000,000.00 Investment made August 2018 in the form of a Convertible Promissory Note, which subsequently converted to preferred stock on August 1, 2020; and

(ii)     Morado Venture Partners III, L.P. – capital commitment made June 2017 of up to $5,000,000.00, of which an aggregate of $750,000.00 was contributed as of the Credit Agreement Date and an aggregate of $1,500,000.00 was contributed as of the Effective Date.”

For the avoidance of doubt, the Administrative Agent and the Lenders hereby agree that said Minority Owned Ventures are expressly permitted under the Credit Agreement, and waive any potential non-compliance with, or breach of, the Credit Agreement that could have arisen from the existence of said Minority Owned Ventures.

§5.     Miscellaneous Provisions.

(a)     Except as otherwise expressly provided by this Amendment, all of the respective terms, conditions and provisions of the Credit Agreement and the other Loan Documents shall remain the same. The Credit Agreement, as amended hereby, shall continue in full force and effect, and this Amendment and the Credit Agreement shall be read and construed as one instrument.

(b)     THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(c)     This Amendment may be executed in any number of counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment.

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IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Amendment as of the day and year first above written.

BORROWER:

FACTSET RESEARCH SYSTEMS INC.

By: /s/ HELEN SHAN
Name: Helen Shan
Title: EVP & CFO

PNC BANK, NATIONAL ASSOCIATION, as a
Lender, the Swing Loan Lender, the Issuing Lender
and as the Administrative Agent

By: /s/ ROBERT NOVAK
Name: Robert Novak
Title: Vice President

BANK OF AMERICA, N.A., as a Lender

By: /s/ TIMOTHY B. CURTIN
Name: Timothy B. Curtin
Title: Senior Vice President

HSBC BANK USA, NATIONAL
ASSOCIATION, as a Lender

By: /s/ PETER I. SANCHEZ
Name: Peter I. Sanchez
Title: Managing Director